GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Kenneth L Sendelweck, Secretary/Treasurer of German American Bancorp

(812) 482-1314

JASPER, INDIANA, MAY 24, 2005	PCB HOLDING COMPANY TO MERGE WITH GERMAN AMERICAN BANCORP

Mark A. Schroeder, President & CEO of German American Bancorp (NASDAQ:GABC), Jasper, Indiana, and James G. Tyler, Chairman of the Board of PCB Holding Company, Tell City, Indiana announced today the signing of a definitive agreement providing for a merger of PCB Holding Company with German American Bancorp.

Under the terms of the merger agreement (and subject to possible adjustment of the consideration in accordance with its terms), PCB shareholders are to receive a fixed exchange ratio of .7143 shares of publicly-traded GABC stock and cash of $9.00 for each share held, or an aggregate of approximately 257,000 shares of German American Bancorp common stock and $3.2 million of cash. The combination of stock and cash consideration represents a total transaction value, based on the current price of German American’s stock, of approximately $6.7 million, or $18.72 per share of PCB Holding Company common stock on a fully-diluted basis. The proposed merger is subject to the approval of the shareholders of PCB as well as bank regulatory approvals and other conditions. The parties contemplate that the merger will be effective later this year in the third or fourth quarter.

As part of the merger transaction, PCB Holding Company's subsidiary bank, Peoples Community Bank, will be merged with and into German American’s Tell City based banking affiliate, First State Bank, Southwest Indiana. The combination of these two Perry County-based financial institutions provides an opportunity to capitalize on the optimization of operational efficiencies while enhancing customer service capabilities in the Perry and Spencer County market area.

Mr. Tyler, PCB’s Chairman, stated, “We are extremely pleased to have the opportunity to join German American Bancorp’s family of community banks. By joining forces with German American, the customers of Peoples Community Bank can be assured of having access to not only the latest in financial products and services but also of having those products and services delivered by an organization which is committed to the ideals of community banking. German American’s commitment to community banking and to the communities served by its affiliate banks was an important element in our decision to join their organization. Our Board of Directors believes that the merger is in the best interests of our shareholders, employees, customers and the local community.”

Mr. Schroeder, President and CEO of German American Bancorp, remarked, “We are extremely pleased that the customers, employees and shareholders of Peoples share our confidence in the future of German American Bancorp as one of our state’s leading independent bank holding companies dedicated to community banking ideals.” Schroeder added, “German American Bancorp is committed to creating a regional affiliation of community banks, such as Peoples, to preserve local interest and control of vital banking services. Through the competitive advantage of our community banks’ intimate knowledge of and exceptional responsiveness to their individual market areas and the financial strength of German American Bancorp, we are uniquely positioned to capitalize upon the opportunities for growth within our Southwestern Indiana market area.”

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Kenneth L Sendelweck, Secretary/Treasurer of German American Bancorp

(812) 482-1314

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. The Company operates five affiliated community banks with 27 retail banking offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike, and Spencer, Indiana. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

Stockholders of PCB Holding Company are urged to read the proxy statement/prospectus regarding the proposed merger transaction when it becomes available, because it will contain important information. Stockholders and other interested persons will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about German American, without charge, at the Securities and Exchange Commission’s Internet site (http://www.sec.gov), and links to such filings are provided on the Investors page of German American's Internet site, www.germanamericanbancorp.com. Copies of the proxy statement/prospectus and of German American's filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to the Corporate Secretary of German American Bancorp at 711 Main Street, Box 810, Jasper, Indiana 47546.

Forward-Looking Statements

German American Bancorp's statements in this press release regarding its expectation of operational efficiencies and future growth in connection with the proposed mergers with PCB Holding Company and its subsidiary and potentially other community banks are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. The extent to which German American may actually realize operational efficiencies and future growth as a result of the mergers may vary materially from its present expectations, due to such factors as changes in interest rates; the effects of changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of business initiatives and business strategies; the possibility that the integration of business systems, operations and facilities of PCB Holding Company and its subsidiary may be more difficult or costly, or take more time, than presently anticipated; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles or interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.